PERFORMANCE SHARES
MANAGEMENT GRANT AGREEMENT

Core-Mark Holding Company, Inc.
2010 Long-Term Incentive Plan

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Award Agreement”) is made effective as of __________ (the “Date of Grant”) between Core-Mark Holding Company, Inc., a Delaware corporation (with any successor, the “Company”), and _____________(the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Core-Mark Holding Company, Inc. 2010 Long-Term Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the performance shares provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Performance Restricted Stock Unit Award. Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants to the Participant __________ Restricted Stock Units (the “Performance RSUs”). Each Performance RSU represents one notional Share. Except as set forth in Section 3(e), notwithstanding anything to the contrary, all Performance RSUs shall be forfeited by the Participant (whether vested or unvested) if the Committee does not certify in writing that the Company has achieved the performance goals as set forth on Exhibit A hereof (the “Performance Goals”). The Performance RSUs also shall be subject to vesting in accordance with Section 3 hereof.
2.    Settlement of Performance RSUs. Except in accordance with a deferral election pursuant to Section 5, on each Vesting Date (as defined below) or as soon as practicable, but no later than sixty (60) days, thereafter, the Company shall deliver to the Participant one or more Shares equal to the number of Performance RSUs that vested on such Vesting Date. If the Participant has elected to defer payment of the Shares as provided in Section 5, the Shares shall be issued as set forth in the Deferral Election Agreement attached hereto as Exhibit B. Prior to settlement, the Participant shall make arrangements with the Company for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such settlement in accordance with the terms of the Plan.
3.    Vesting of Performance RSUs.
(a)    Performance Period The Participant may earn up to 100% of the Performance RSUs based on the Company’s achievement of the Performance Goals for the twelve month period commencing January 1, 2014 and ending on December 31, 2014 (the “Performance Period”).
(b)    Shares Eligible to Vest. The number of Performance RSUs eligible to vest shall be equal to the number of Performance RSUs listed under each of the highest Performance Goals achieved as described in Exhibit A, as further adjusted in accordance with the notes set forth in Exhibit A.
(c)    Vesting Schedule. Subject to the Participant’s continued Service on each Vesting Date and the achievement of the Performance Goals, eligible Performance RSUs shall vest, if at all, as follows:
(i)    one third (1/3rd) of the Performance RSUs shall vest on the later of certification of Performance Goals by the Company or the first anniversary of the Date of Grant,
(ii)    one third (1/3rd) of the Performance RSUs shall vest on January 1, 2016, and
(iii)    the remaining one third (1/3rd) of the Performance RSUs shall vest on January 1, 2017 (each of (i), (ii) and (iii), a “Vesting Date”).
(d)    Forfeiture.
(i)    Unless otherwise provided in Section 3(e) below, Performance RSUs that fail to be eligible to vest in accordance with the Performance Goals shall be forfeited. Unless otherwise provided in Section 3(e) below, if none of the Performance Goals are achieved during the Performance Period, then no Performance RSUs shall be eligible to vest and all such Performance RSUs shall be forfeited.
(ii)    Unless otherwise provided in Section 3(e) below, in the event the Participant’s Service is terminated prior to the first anniversary of the Date of Grant, then all Performance RSUs will be forfeited as of the Participant’s date of termination of Service.
(iii)    Performance RSUs that fail to vest in accordance with this Award Agreement shall be forfeited.
(e)    Acceleration.
(i)    In the event the Participant’s Service terminates due to death, Disability or Retirement prior to the first anniversary of the Date of Grant, subject to the Company’s achievement of the Performance Goals, the outstanding Performance RSUs eligible to vest in accordance with Section 3(b) shall become vested and non-forfeitable, on the date of certification of the achievement of Performance Goals by the Committee in accordance with Section 1 hereof, on a pro rata basis based on the ratio of (i) the number of complete months beginning on the Date of Grant and ending on the date of the Participant’s termination of Service, to (ii) twelve (12); provided, however that this provision shall not apply if the number of complete months beginning on the Date of Grant and ending on the date of the Participant’s termination of Service is less than six (6).
(ii)    In the event the Participant’s Service terminates due to death, Disability or Retirement on or following the first anniversary of the Date of Grant, subject to the Company’s achievement of the Performance Goals, the outstanding Performance RSUs eligible to vest in accordance with Section 3(b) shall become fully vested and non-forfeitable on the date of the Participant’s termination of Service.
(iii)    In the event of a Change in Control prior to the end of the Performance Period, and within one (1) year of such Change in Control the Participant’s Service is terminated by the Company without Cause or by the Participant with Good Reason, the Performance RSUs shall become fully vested and non-forfeitable at the Outstanding level on the date of the Participant’s termination of Service.
(iv)    In the event of a Change in Control on or following the end of the Performance Period, and within one (1) year of such Change in Control, the Participant’s Service is terminated by the Company without Cause or by the Participant with Good Reason, the outstanding Performance RSUs eligible to vest in accordance with Section 3(b) shall become fully vested and non-forfeitable on the date of the Participant’s termination of Service.
4.    Dividend Equivalents. With respect to each Performance RSU the Participant shall have the right to receive an amount equal to the per Share dividend (if any) paid by the Company during the period between the Date of Grant and the Performance RSU’s settlement (including any Performance RSUs that are converted into deferred stock units), subject to the remainder of this Section 4. When dividends are paid by the Company, the Participant shall be credited with an amount determined by multiplying the number of the Participant’s unsettled Performance RSUs by the dividend per Share, which amount shall be held by the Company and subject to forfeiture until the related Performance RSUs vest in accordance with Section 3 hereof. Such dividends shall be paid to the Participant as soon as administratively practicable, but not later than sixty (60) days, following the settlement of the Performance RSUs to which the dividends relate. The right to dividends shall be forfeited by the Participant without any consideration if the Committee does not certify in writing that the Performance Goal has been attained.
5.    Deferral Election. The Participant may elect no later than March 5, 2014 to defer delivery of the Shares that would otherwise be due by virtue of the lapse or waiver of the vesting requirements of Section 3 by delivering the Deferral Election Agreement attached hereto as Exhibit B. If such deferral election is made, the Performance RSUs shall be converted into deferred stock units, and the Committee shall, in its sole discretion, establish the rules and procedures for such payment deferrals in accordance with the Plan and the Deferral Election Agreement.
6.    No Right to Continued Service. The granting of the Performance RSUs evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.
7.    Rights as a Stockholder. The Participant shall have none of the rights of a Stockholder of the Company unless and until the Performance RSUs are settled for Shares.
8.    Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may request which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
9.    Transferability. The Performance RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and all Affiliates; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Performance RSUs to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
10.    Adjustment of Performance RSUs or Performance Goal. Adjustments to the Performance RSUs shall be made in accordance with Article 12 of the Plan. The Committee reserves the right to make adjustments to the Performance Goal as the Committee determines in good faith is appropriate to take into account the effect of: (i) any material transactions or extraordinary events during the performance period, (ii) any events during the relevant period outside of the ordinary course and (iii) any change in accounting standards used to calculate the Performance Goal. Any such adjustments shall be final, conclusive and binding on the Participant.
11.    Definitions. The following terms shall have the meanings set forth below:
“Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Disability,” then “Disability” means a disability that would entitle a Participant to payment of monthly disability payments under any Company long-term disability plan.
“Good Reason” means the resignation of a Participant following the occurrence of (A) a material reduction in the scope of the Participant’s authorities, duties or responsibilities; (B) a material reduction in the Participant’s salary and benefits (other than benefits under programs that apply to all similarly situated employees or employees of the Company in general); or (C) a change in the principal work location of the Participant of more than 100 miles from its current location.
“Retirement” means the Participant’s termination of Service after the attainment of age 65 with the intention not to seek future employment.
12.    Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Performance RSUs, their grant, vesting or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
13.    Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service (or in the case of non-U.S. Participant, the foreign postal service of the country in which the Participant resides), by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: Human Resources, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
14.    Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
15.    Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
16.    Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Performance RSUs pursuant to this Award Agreement.
17.    Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.
18.    Choice of Law; Jurisdiction; Waiver of Jury Trial. THIS AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.
SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.
19.    Performance RSUs Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Performance RSUs are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and this Award Agreement.
20.    Amendment. The Committee may amend or alter this Award Agreement and the Performance RSUs granted hereunder at any time; provided, that, subject to Article 11, Article 12 and Article 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Award Agreement or with respect to the Performance RSUs.
21.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
22.    Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
23.    No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Performance RSUs. The Committee and the Company make no guarantees regarding the tax treatment of the Performance RSUs. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.
24.    Compliance with Section 409A. The Company intends that the Performance RSUs and right to receive dividend equivalents be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the Performance RSUs or payment of Dividends. In the event the Performance RSUs or Dividends are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 11.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Performance Restricted Stock Unit Award Agreement as of the date first written above.

CORE-MARK HOLDING COMPANY, INC.

By: __________________________________
Name:
Title:

Agreed and acknowledged as
of the date first above written:
PARTICIPANT

Exhibit A
Core-Mark Holding Company, Inc.
Performance Goals

Exhibit B

Core-Mark Holding Company, Inc.
Performance Restricted Stock Units
Deferral Election Agreement
Please complete this Deferral Election Agreement (this “Agreement”) with regard to the ______________ Performance Restricted Stock Unit Award Agreement (the “Grant Agreement”) and return a signed copy to Core-Mark Holding Company, Inc. (the “Company”) by March 5, 2014. If the Company does not receive this Agreement by such date, you shall be deemed to have foregone your right to make a deferral election.

Name:	SS#:

❑
I do not wish to make a voluntary deferral related to my outstanding restricted stock units. (If you check this box, do not complete the remainder of this Agreement–skip ahead to the bottom of this Agreement, date and sign, and return the Agreement as indicated above.)

❑
I hereby irrevocably elect to defer receipt of the shares of Common Stock related to my restricted stock units granted on ________ 2014 until the earliest of: (i) the Settlement Dates specified below; (ii) my termination of Service or (iii) a Change in Control. This deferral shall be in accordance with the terms and provisions outlined in this Agreement in the manner and amount set forth below. (If you check this box, please complete all sections of this Agreement, date and sign at the bottom of this Agreement, and return the Agreement as indicated above.)

Amount of the Voluntary Deferral I hereby elect to defer settlement of 100% of my performance restricted stock units that are scheduled to vest on or after _____________.
Settlement Date
In making this election, the following rules apply:
•    You must select a date (the “Settlement Date”) as of which you will receive shares of Common Stock associated with the performance restricted stock units that you elected to defer above.
•    You may elect as many Settlement Dates as you wish related to the performance restricted stock units that are scheduled to vest on or after ___________. You must, however, defer the performance restricted stock units in increments of 100; provided that, the total number of units you elect to defer on the last Settlement Date may be less than 100 for rounding purposes. For example, if you have 500 performance restricted stock units you may elect five different Settlement Dates; i.e. one Settlement Date related to each increment of 100.
I hereby irrevocably elect to defer receipt of the Shares associated with the above-referenced performance restricted stock units until the following date(s) and in the following increment(s).
1. (i) ___________ ____________________________________
      Number Month Day Year
2. (ii) ___________ ____________________________________
      Number Month Day Year
3. (iii) ___________ ____________________________________
      Number Month Day Year
4 (iv) ___________ ____________________________________
      Number Month Day Year
5. (v) ___________ ____________________________
      Number Upon termination of employment
If no Settlement Date is specified, then the transfer will occur upon your termination of employment.
The number of Shares to be received on each Settlement Date will be reduced on a pro rata basis if fewer performance restricted stock units vest than the number of performance restricted stock units that are deferred hereunder.

Manner of Transfer
All deferrals to a particular Settlement Date will be paid out in shares of Common Stock except as otherwise provided below. All of the shares of Common Stock you are entitled to receive on the Settlement Dates specified in this Agreement will be transferred to you on the earliest of (i) such Settlement Dates, (ii) your termination of Service or (iii) a Change in Control. Any capitalized terms used herein and not defined herein shall have the meanings set forth in the Plan and the Grant Agreement.

Terms and Conditions
By signing this form, you hereby acknowledge your understanding and acceptance of the following:

1.
Company Right to Early Transfer. Notwithstanding any election made herein and subject to the requirements of Section 409A of the Code, the Company reserves the right to transfer to you all of the shares of Common Stock associated with the deferred stock units subject to this Agreement at any time following the termination of your employment with the Company or any Subsidiary.

2.
Withholding. The Company shall have the right to deduct from all deferrals or payments hereunder, the minimum statutory amount of any federal, state, local or foreign tax required by law to be withheld.

3.	Not Assignable. Your rights and interests under this Agreement may not be assigned, pledged or transferred other than as provided in the Plan.

4.
Termination of this Agreement. The Company reserves the right to terminate this Agreement at any time. In such case, deferred stock units which are subject to the Agreement may be converted into shares of Common Stock and such shares of Common Stock may be transferred to you in accordance with the requirements of Section 409A of the Code.

5.
Bookkeeping Account. The Company will establish a bookkeeping account to reflect the number of deferred stock units and the Fair Market Value of the deferred stock units that are subject to this Agreement.

6.
Issuance of Common Stock. Shares of Common Stock shall be issued as of the applicable Settlement Dates (or such earlier date payment is to be made pursuant to this Agreement) and registered in your name.

7.
Dividend Equivalents. You shall not have any rights as a stockholder of the Company; provided that, you shall have the right to receive accumulated dividends or distributions subject to the terms and conditions set forth in Section 4 of the Grant Agreement.

8.
Change in Control. Upon a Change in Control, all of your deferred stock units shall be converted into shares of Common Stock of the Company and such shares of Common Stock shall be distributed to you as soon as practicable following the Change in Control, or as determined by the Committee, the Company shall distribute to you such consideration as such shares of Common Stock are entitled pursuant to such Change in Control. For purposes of this Agreement, the definition of Change in Control shall not include Section 2.8(d) of the Plan (Change in Control - stockholder approval of a plan of liquidation or dissolution); Section 2.8(e) of the Plan (Change in Control - stockholder approval of sale or liquidation of substantially all of the Company’s assets) and Section 2.8(f) of the Plan (Change in Control – stockholder approval of a going private transaction) until the Company actually completes the transactions approved by the stockholders (i.e., consummates a plan of liquidation, consummates a sale of all or substantially all of the Company’s assets or consummates the going private transaction). Further, for purposes of this Agreement, Change of Control shall be limited to a “change in control event” as defined under Section 409A of the Code.

9.	Governing Law. This Agreement shall be construed and administered according to the laws of the State of Delaware.

10.	Defined Terms. All capitalized terms not defined in this Agreement are defined in the Core-Mark Holding Company, Inc. 2010 Long-Term Incentive Plan.
By executing this Agreement, I hereby acknowledge my understanding of all the terms and provisions set forth in this Agreement.
Participant                    Core-Mark Holding Company, Inc.
By:    _______________________        By:    ___________________________

Name: _______________________	Name: ___________________________
Date:    _______________________        Date: ____________________________

US_ACTIVE:\44437336\1\39021.0014